UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2011, Auxilium Pharmaceuticals, Inc. and Auxilium International Holdings, Inc. (collectively, “Auxilium”) and Asahi Kasei Pharma Corporation (“Asahi,” and together with Auxilium, the “Parties,” and each individually, a “Party”) entered into a Development, Commercialization and Supply Agreement (the “Agreement”). Under the Agreement, Asahi was granted the right to develop and commercialize Auxilium’s pharmaceutical product XIAFLEX® (clostridial collagenase for injection) (the “Product”) for the treatment in humans of Peyronie’s Disease and Dupuytren’s Contracture (the “Field”) in Japan (the “Territory”). A summary of certain terms of the Agreement is set forth below. Capitalized terms not defined herein have the meaning as set forth in the Agreement.

Upfront, Milestone and Royalty Payments:

•	Asahi will pay Auxilium an upfront payment of $15 million.

•

In addition to the $15 million upfront payment, Asahi may make up to $247 million in potential payments to Auxilium upon the achievement of certain specified regulatory and commercial milestones for the Product (on an indication-by-indication basis or for the Product as a whole, as the case may be).

•

Subject to the requirement to make certain specified minimum royalty payments, Asahi will make royalty payments to Auxilium based on tiered, double-digit percentages of the aggregate annual net sales of the Product in the Territory on a quarterly basis. The percentage of Asahi’s aggregate annual net sales to be paid to Auxilium increases in accordance with the achievement of specified thresholds of aggregate annual net sales of the Product in the Territory and decreases if a generic to the Product or a pharmaceutical product containing the same, sole active ingredient as the Product is marketed in the Territory and the market share of such product exceeds specified thresholds.

•

The amount of royalty payments owed by Asahi to Auxilium will be reduced upon the occurrence of a supply shortage as discussed below under the heading “Manufacturing rights/supply obligations/pricing.”

Term of the Agreement:

•

Subject to each Party’s termination rights, the term of the Agreement extends on a Product-by-Product basis from the date of the Agreement until the latest of (i) the date on which the Product is no longer covered by a valid patent or patent application in the Territory, (ii) the 15th anniversary of the first commercial sale by Asahi of the Product in the Territory after the receipt of required regulatory approvals, and (iii) the achievement of a specified market share of generic versions of the Product.

Licenses/Intellectual Property:

•

Auxilium grants Asahi, during the term of the Agreement, a license, without the right to sublicense, under certain of Auxilium’s intellectual property rights in the Territory to (i) co-exclusively, with Auxilium and its affiliates, develop the Product in the Territory, (ii) exclusively, and subject to payment, commercialize the Product in the Field in the Territory, and (iii) co-exclusively, with Auxilium, its affiliates and sublicensees, package and label the Product in the Territory.

•

Asahi grants Auxilium during the term of the Agreement, a non-exclusive license, with the right to sublicense, under certain current or future Asahi intellectual property related to Products, to: (i) develop or manufacture the Product, (ii) to commercialize the Product in the Field outside the Territory or outside the Field anywhere in the world, and (iii) to develop, manufacture and commercialize products (other than the Product) using the same active ingredient as the Product.

Manufacturing rights/supply obligations/pricing:

•

Asahi will obtain the Product exclusively from Auxilium. In consideration for the supply of the Product for commercial sale and as an advance against the royalty payments, Asahi shall pay Auxilium a supply delivery price at a percentage of the minimum royalty rate discussed above under the heading “Upfront, Milestone and Royalty Payments”, which amount will be credited against future royalty payments payable by Asahi.

Future indications in the Territory:

•

If Auxilium desires to develop or commercialize the Product in an indication outside of the Field in the Territory, then Asahi shall have a right of first negotiation with respect to such indication in the Territory.

•

If Asahi does not desire to develop or commercialize the Product for such new indication, or if the Parties do not reach agreement for Asahi to do so, Auxilium may do so itself or with affiliates or third parties.

Sharing of development/commercialization costs:

•	Asahi will be responsible for development costs specific to the Territory. Auxilium will be responsible for development costs not specific to the Territory.

•

Asahi is solely responsible for costs associated with obtaining or maintaining regulatory approval for a Product in the Field in the Territory as well as post-regulatory approval filing date development activities for a Product in the Field in the Territory.

Commercialization responsibilities:

•	Asahi will be solely responsible for commercializing the Product in the Field in the Territory during the term of the Agreement, subject to a defined plan.

Right to terminate agreement/license and effect of termination:

•	Either Party may terminate the Agreement as a result of the other Party’s breach or bankruptcy.

•

In the event that, based on consultation with Japanese regulatory authorities, unexpected additional investment would be imposed on Asahi due to the necessity of expanding clinical studies beyond specified cost thresholds, Asahi may terminate the Agreement with respect to Peyronie’s Disease upon written notice following the third anniversary of the Agreement’s effective date.

•

In the event of termination, all licenses and rights granted to Asahi under the Agreement will revert, or be assigned, to Auxilium and Asahi will provide certain assistance with respect to transferring certain of Asahi’s know-how.

•	In the event of termination by Asahi, all licenses and rights granted to Auxilium under the Agreement will terminate.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2011. Certain terms of the Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Agreement attached as an exhibit to the Company’s upcoming Form 10-Q pursuant to a Confidential Treatment Request that Auxilium plans to file with the Securities and Exchange Commission at the time of the filing of such Form 10-Q. All readers are encouraged to read the entire text of the Agreement when it is filed. Our filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of our home page on the Internet at http://www.auxilium.com under the heading “For Investors – SEC Filings.”

Item 7.01	Regulation FD Disclosure.

On March 22, 2011, Auxilium Pharmaceuticals, Inc. and Asahi Kasei Pharma Corporation announced today that they have entered into a long-term strategic alliance for the development, commercialization and supply of XIAFLEX® (collagenase clostridium histolyticum), a novel, first-in-class biologic for the treatment of Dupuytren’s contracture and Peyronie’s disease. The full text of such press release is furnished as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following press release is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 7.01 and shall not be deemed to be “filed”:

99.1	Joint press release, dated March 22, 2011, issued by Auxilium Pharmaceuticals, Inc. and Asahi Kasei Pharma Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: March 22, 2011	By:	/s/ James E. Fickenscher

James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Joint press release, dated March 22, 2011, issued by Auxilium Pharmaceuticals, Inc. and Asahi Kasei Pharma Corporation